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                                                                    EXHIBIT 99.3

                        NORTH FORK BANCORPORATION, INC.

                               OFFER TO EXCHANGE
          ITS 5% FIXED RATE/FLOATING RATE SUBORDINATED NOTES DUE 2012
                   AND ITS 5.875% SUBORDINATED NOTES DUE 2012
          WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
        FOR ANY AND ALL OF ITS 5% FIXED RATE/FLOATING RATE SUBORDINATED
           NOTES DUE 2012 AND ITS 5.875% SUBORDINATED NOTES DUE 2012

       THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,
                NEW YORK CITY TIME, ON -- 2002, UNLESS EXTENDED.

                                                                        --, 2002

To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

     We are offering, upon the terms and subject to the conditions set forth in the prospectus dated --, 2002 (the "prospectus") and the accompanying letter of transmittal enclosed herewith (which together constitute the "exchange offer"), to exchange up to $500,000,000 aggregate principal amount of our 5% Fixed Rate/ Floating Rate Subordinated Notes due 2012 and 5.875% Subordinated Notes due 2012 (the "exchange notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of our outstanding 5% Fixed Rate/Floating Rate Subordinated Notes due 2012 and 5.875% Subordinated Notes due 2012 (the "outstanding notes"). As set forth in the prospectus, the terms of the exchange notes are identical in all material respects to the outstanding notes, except that the exchange notes have been registered under the Securities Act and therefore will not be subject to certain restrictions on their transfer and will not contain certain provisions providing for an increase in the interest rate thereon under the circumstances set forth in the exchange and registration rights agreement described in the prospectus. Outstanding notes may be tendered in a principal amount of $1,000 and integral multiples of $1,000.

     THE EXCHANGE OFFER IS SUBJECT TO CERTAIN CONDITIONS. SEE "THE EXCHANGE OFFER -- CONDITIONS TO THE EXCHANGE OFFER" IN THE PROSPECTUS.

     Enclosed herewith for your information and forwarding to your clients are copies of the following documents:

          1.  the prospectus, dated --, 2002;

          2. the letter of transmittal for your use and for the information of your clients (facsimile copies of the letter of transmittal may be used to tender outstanding notes);

          3. a form of letter which may be sent to your clients for whose accounts you hold outstanding notes registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the exchange offer; and

          4.  a notice of guaranteed delivery.

     YOUR PROMPT ACTION IS REQUESTED. PLEASE NOTE THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON --, 2002, UNLESS EXTENDED. PLEASE FURNISH COPIES OF THE ENCLOSED MATERIALS TO THOSE OF YOUR CLIENTS FOR WHOM YOU HOLD OUTSTANDING NOTES REGISTERED IN YOUR NAME OR IN THE NAME OF YOUR NOMINEE AS QUICKLY AS POSSIBLE.

     In all cases, exchanges of outstanding notes pursuant to the exchange offer will be made only after timely receipt by the exchange agent (as defined in the prospectus) of (1) certificates representing such outstanding notes, or a book-entry confirmation (as defined in the prospectus), as the case may be, (2) the letter of transmittal (or facsimile thereof), properly completed and duly executed, or an agent's message (as defined in the prospectus), and (3) any other required documents.
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     Holders who wish to tender their outstanding notes and (1) whose outstanding notes are not immediately available or (2) who cannot deliver their outstanding notes, the letter of transmittal or an agent's message and any other documents required by the letter of transmittal to the exchange agent prior to 5:00 P.M., New York City time, on January 17, 2002 must tender their outstanding notes according to the guaranteed delivery procedures set forth under the caption "The Exchange Offer -- Procedures for Tendering -- Guaranteed Delivery" in the prospectus.

     We are not making the exchange offer to, nor will we accept tenders from or on behalf of, holders of outstanding notes residing in any jurisdiction in which the making of the exchange offer or the acceptance of tenders would not be in compliance with the laws of such jurisdiction.

     We will not make any payments to brokers, dealers or other persons for soliciting acceptances of the exchange offer. We will, however, upon request, reimburse you for customary clerical and mailing expenses incurred by you in forwarding any of the enclosed materials to your clients. We will pay or cause to be paid any transfer taxes payable on the transfer of outstanding notes to us, except as otherwise provided in instruction 10 of the letter of transmittal.

     Questions and requests for assistance with respect to the exchange offer or for copies of the prospectus and letter of transmittal may be directed to the exchange agent at its numbers and address set forth in the prospectus.

                                          Very truly yours,

                                          NORTH FORK BANCORPORATION, INC.

     NOTHING CONTAINED IN THIS LETTER OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON OUR AGENT OR THE AGENT OF ANY OF OUR AFFILIATES, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENTS OR USE ANY DOCUMENT ON BEHALF OF ANY OF US IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.

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